UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 6, 2008
DCB FINANCIAL CORP
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	0-22387 (Commission File Number)	31-1469837 (IRS Employer Identification No.)

110 Riverbend Avenue, Lewis Center, Ohio (Address of principal executive offices)	43035 (Zip Code)
Registrant’s telephone number, including area code: (740) 657-7000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On March 3, 2008, we and our wholly-owned subsidiary, The Delaware County Bank and Trust Company, entered into a new employment agreement with Jeffrey Benton, our President and Chief Executive Officer, that is effective as of January 1, 2008.
EMPLOYMENT AGREEMENT
     This Agreement is made and entered into this 1st day of January, 2008, (the “Agreement Date”) by and between DCB Financial Corp. and its wholly-owned subsidiary The Delaware County Bank and Trust Company (collectively, the “Bank”), an Ohio-chartered FDIC-insured nonmember bank, and Jeffrey Benton (“Executive”), an individual. (The Bank and Executive will be referred to collectively herein as the “Parties.”)
     In consideration of the mutual promises contained herein, the sufficiency of which is hereby acknowledged, the Parties agree as follows:
1. Employment
     a. The Bank agrees to continue to employ Executive and Executive agrees to continue to serve as the President and Chief Executive Officer of the Bank. As President and Chief Executive Officer, Executive will devote his full professional time to rendering administrative and management services such as are customarily performed by persons situated in similar executive positions. Executive will perform such other duties as the Board of Directors of the Bank (the “Board,” which may with respect to any of its obligations hereunder designate a member or committee thereof to perform such obligation) may from time to time reasonably direct.
     b. Executive agrees to serve as a Director of the Bank if elected by the shareholders, but agrees that he shall have no vote regarding matters pertaining to his employment as President and Chief Executive Officer, including but not limited to his duties, responsibilities, goals, job performance, and compensation, and further agrees that he may from time to time be excused by the Board from discussions regarding such matters and that the Board may in its sole discretion meet with other senior Bank managers out of Executive’s presence. However, upon termination for any reason of Executive’s employment hereunder, Executive will immediately resign as a Director of the Bank and will sign all documents necessary to accomplish such resignation. In the event Executive refuses to sign documents necessary to so resign then this document will act as the resignation pursuant to this paragraph.
     c. Executive will be furnished with a private office, necessary secretarial assistance, and with such other facilities, amenities, and services as are appropriate for Executive’s position and adequate for the performance of the duties hereunder.
     d. Executive represents and warrants that Executive is not a party to any contract or agreement, written or unwritten, that would restrict Executive’s ability to be employed by the Bank in the manner specified herein. Executive also agrees not to disclose to the Bank any information Executive is contractually or otherwise legally bound to keep confidential.

2. Term of Employment
     Executive is hereby employed for a term commencing on the Agreement Date and ending December 31, 2010. At the end of any calendar year thereafter in which Executive is continuously employed hereunder, this Agreement will be extended for an additional one-year term and Executive for each such one-year extension will for all purposes continue to be considered as employed under this Agreement unless either Party notifies the other in writing no later than December 1 of that calendar year of his or its intent to terminate, for any reason or no reason at all, Executive’s employment hereunder.
3. Standards and Evaluation of Performance
     a. Executive agrees to devote Executive’s best efforts and full time to the business and affairs of the Bank and to discharge the duties assigned by the Board. Executive will not during Executive’s employment hereunder render any services as an employee, independent contractor, consultant, or otherwise, other than to the Bank, except for service on such corporate, civic, or charitable boards or committees as are approved by the Board.
     b. The Board will each contract year provide Executive with performance goals (the “Goals”), Executive’s best efforts towards the attainment of which will constitute part of Executive’s duties. Executive will provide the Board with no less than quarterly reports on the status of attaining each of the Goals. The Board may in its discretion reasonably adjust the Goals from time to time in response to business conditions.
     c. The Board will conduct an annual performance evaluation of Executive, which process Executive will initiate no later than January 15 of each year.
4. Compensation and Benefits
     a. Base Salary . The Bank agrees to pay Executive (in addition to any payments under paragraph 1(b) of this Agreement) an initial annual salary of $205,000 (the “Base Salary”), payable on the Bank’s regular payroll schedule for other executive employees.
     b. Eligibility for Performance-Based Bonus . The Goals will include standards by which Executive may achieve a performance-based bonus of up to two times the Base Salary (the “Potential Bonus”) as described below. No later than the date 30 days after the completion of audited financial statements for the preceding year (the “Bonus Date”), the Board will in its sole discretion determine the total performance-based bonus for that year (the “Bonus Amount”). It is the Parties’ mutual expectation and desire that Executive’s performance will result in the Bonus Amount for each year being at least 65% of the Potential Bonus.
     One-half of the Bonus Amount will be paid as a lump sum cash payment (subject to applicable withholding and payroll taxes) to Executive within 30 days of the Bonus Date and, in all events, by March 15th of the year following the year for which the Bonus Amount is being paid. With respect to the other one-half of the Bonus Amount, Executive will be granted the option to purchase common shares of the capital stock of the Bank (the “Performance Bonus Stock Options”) at the opening public trading price on the Bonus Date (the “Performance Bonus Exercise Price”) in an amount of shares determined by dividing one-half of the Bonus Amount as the numerator by the Performance Bonus Exercise Price as the denominator and rounding down to the largest whole number of shares. The Performance Bonus Stock options will vest as follows:

Fraction of Shares	Vesting Date
1/3	3 years from the Bonus Date
1/3	4 years from the Bonus Date
1/3	5 years from the Bonus Date
Vested Performance Bonus Stock Options will be exercisable for up to 10 years following the Bonus Date unless Executive’s employment hereunder is terminated under paragraph 5(a) below, in which case all Performance Bonus Stock Options not yet vested on the date of termination will be forfeited. All Performance Bonus Stock Options will be provided through a Non-Statutory Stock Option Agreement to be developed by the Bank and approved by the Board.
     It is the Parties’ mutual expectation and desire that, in order to demonstrate and establish his commitment to the Bank’s shareholders, Executive will of his own accord purchase capital stock of the Bank in addition to what he may be granted and/or purchase under this paragraph 4(b).
     c. Executive Employee Benefits . Executive will be eligible for all of the Bank’s employee benefit plans pursuant to the terms of those plans, as they may be amended from time to time in the Bank’s sole discretion.
     d. Reimbursement for Business Expenses . The Bank will reimburse Executive for reasonable entertainment, travel, lodging and other miscellaneous expenses, whether local or out-of-city, incurred on its behalf and directly related to the performance of Executive’s duties hereunder. The Bank further agrees to furnish Executive with a corporate credit card for business use in connection with entertainment, travel, lodging and other miscellaneous expenses. The reimbursement will include the payment of reasonable expenses for attending meetings of trade associations. Executive will submit documentation of the expenses incurred in a form that is satisfactory to the Bank. The Bank may from time to time at its sole discretion conduct a review of Executive’s expenses through the Compensation Committee of the Board or an auditor appointed thereby.
     e. Country Club Membership and Expenses . The Bank agrees to purchase a personal membership at Double Eagle Golf Club in Galena, Ohio, or similar club in the Delaware, Ohio, area for use by Executive and other senior managers of the Bank at Executive’s directions and to reimburse Executive for any reasonable business-related costs associated therewith. These expenses will be detailed and provided to the Bank in connection with Executive’s periodic submission of reasonable entertainment expenses.
     f. Vacation and Leaves . Executive will be entitled, without loss of pay, to an annual vacation of not less than 4 weeks per year, to be scheduled in a reasonable manner by Executive. Vacation time not used within the calendar year will be forfeited. Executive will not be entitled to receive any additional compensation from the Bank for unused vacation time, including upon the termination for any reason of Executive’s employment hereunder. Executive will be entitled to such other leaves as are provided for executive employees under Bank policies.

5. Termination of Employment and Severance Payment
     In addition to either Party’s right to terminate Executive’s employment hereunder pursuant to paragraph 2 of this Agreement, the Bank may terminate the employment of Executive at any other time, with or without cause, and with or without notice. Upon the termination of Executive’s employment prior to the end of the term set forth in paragraph 2 above, the Bank will be obligated to provide Executive only with such compensation as expressly provided in this paragraph 5, and only upon the execution by Executive of a release and waiver in a form satisfactory to the Bank of all claims Executive may have against the Bank and related parties:
     a. If the Bank terminates Executive’s employment hereunder because of Executive’s dishonesty, incompetence, misconduct, breach of fiduciary duty, failure or refusal to perform the duties and responsibilities assigned under this Agreement (including but not limited to failure to meet the annual budget approved by the Board), willful violation of any law, rule or regulation (other than misdemeanor traffic violations or similar offenses), conviction of a felony or for fraud or embezzlement, or material breach of any provision of this Agreement (hereinafter collectively referred to termination for “Just Cause”), or if Executive resigns or retires for any reason other that provided in paragraph 5(c) below, Executive will have no right to receive any compensation for any period after such termination and any stock options provided for in paragraph 4(b) and not yet vested will be forfeited.
     b. If the Bank terminates Executive’s employment hereunder for any reason other than Just Cause then Executive will be entitled to a sum equal to the average total Base Salary and Bonus Amount paid to Executive by the Bank for the last two calendar years in which he was employed by the Bank for the entire year, payable in 12 equal monthly payments, provided, however, that (i) each monthly payment will be reduced by the amount of wages or other compensation for services rendered earned by Executive during the preceding month from sources other than the Bank and (ii) Executive must use reasonable efforts to obtain such employment or other work and, upon the Bank’s request, provide documentation of such efforts to the Bank’s satisfaction.
     Notwithstanding anything in this Agreement to the contrary, if Executive is a “specified employee,” within the meaning of Section 409A of the Internal Revenue Code (the “Code”) and the regulations thereunder, and is subject to the provisions of Section 409A(a)(2)(B) of the Code (or any comparable successor provision) at the time Executive’s employment is terminated, the total amount of payments that may be made to Executive under this paragraph 5(b) (including any payments made under any nonqualified deferred compensation plan as defined in Section 409A of the Code) during the first six months following Executive’s termination of employment may not exceed the amount set forth in Treasury Regulation section 1.409A-1(b)(9)(iii)(A). Any amount Executive would otherwise have been entitled to under this paragraph 5(b) (or any such nonqualified deferred compensation plan) during such six-month period shall be paid to Executive on the first day of the seventh month following termination of Executive’s employment. Furthermore, no payment will be made under this paragraph 5(b) unless (and until) Executive’s termination of employment qualifies as a “separation from service” as such term is defined for purposes of Section 409A of the Code.
     c. If the Bank while Executive is employed hereunder merges with (other than a merger that would result in the beneficial owners of the stock of the Bank outstanding immediately prior thereto continuing to beneficial own, directly or indirectly, at least fifty percent (50%) of the combined voting power of the stock of the Bank or such entity resulting from the merger), is acquired by, or sells substantially all of its assets to an entity not affiliated with the Bank or an entity created for the express purpose of facilitating such a transaction, Executive will receive a sum equal to three times the severance payments provided for in and subject to the terms of paragraph 5(b) of this Agreement if Executive resigns employment within one year of the closing date of such merger, acquisition, or sale.
     Notwithstanding anything in this Agreement to the contrary, if Executive is a “specified employee,” within the meaning of Section 409A of the Internal Revenue Code (the “Code”) and the regulations thereunder, and is subject to the provisions of Section 409A(a)(2)(B) of the Code (or any comparable successor provision) at the time Executive terminates his employment, Executive shall not be entitled to receive any payments under this paragraph 5(c) during the first six months following Executive’s termination of employment. Any amount Executive would otherwise have been entitled to under this paragraph 5(c) during such six-month period shall be paid to Executive on the first day of the seventh month following termination of Executive’s employment. Furthermore, no payment will be made under this paragraph 5(c) unless (and until) Executive’s termination of employment qualifies as a “separation from service” as such term is defined for purposes of Section 409A of the Code.
     Notwithstanding any other provision hereof, if the aggregate of the payments provided for in this Agreement (and any other payments and benefits that the Executive has the right to receive from the Bank) would result in the Executive receiving an “excess parachute payment” (as such term is defined in Section 280G(b)(2) of the Code) in connection with any event described in this paragraph 5(c), the amount of the payments made, and benefits provided, to Executive pursuant to this Agreement shall be reduced to the greatest amount that Executive may receive that will not constitute an “excess parachute payment.” The determination of the amount of reduction required shall be made by the Bank and the choice of which payment or benefit shall be reduced shall be made by the Executive.
     d. Executive’s employment hereunder automatically terminates upon the death of Executive. In the event of such death, Executive’s estate will be entitled to receive the compensation due Executive through the last day of the calendar month in which Executive’s death occurred.
     e. Special Regulatory Events. Notwithstanding any other provision of this Agreement, the obligations of the Parties will be as follows in the event of any of the following circumstances:
          i. If Executive is suspended and/or temporarily prohibited from participating in the conduct of the Bank’s affairs by a notice served under Section 8 of the Federal Deposit Insurance Act, 12 U.S.C. §1818, the Bank’s obligations under this Agreement will be suspended as of the date of service of such notice unless otherwise ordered by a tribunal of competent jurisdiction. If the charges in the notice are dismissed, the Bank may, in its sole discretion, pay Executive all or part of the compensation withheld while the obligations of this Agreement were suspended and reinstate in whole or in part any of the obligations which were suspended.
          ii. If Executive is removed from office and/or permanently prohibited from participating in the conduct of the Bank’s affairs by an order issued under Section 8 of the Federal Deposit Insurance Act, 12 U.S.C. §1818(e) or Ohio Revised Code §§1121.33 and 1121.34, all obligations of the Bank under this Agreement will terminate as of the effective date of the order.
          iii. If the Bank is in default, as defined in Section 3(x)(1) of the Federal Deposit Insurance Act, 12 U.S.C. §1813(x)(1), or declared insolvent by the Ohio Superintendent of Banks pursuant to Ohio Revised Code §1125.09, all obligations under this Agreement will terminate as of the date of default or insolvency, but this provision will not affect any vested rights of the Parties.

          iv. All obligations under this Agreement may be terminated by the FDIC at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the Federal Deposit Insurance Act, 12 U.S.C. §1823(c).
6. Executive’s Covenants Protecting the Bank’s Business Resources
     a. Non-Disclosure of Trade Secrets and Other Confidential Information . Executive acknowledges that Executive has received, and the Bank agrees to continue to provide to Executive on an ongoing basis, certain of the Bank’s confidential business information. Executive will not divulge, disclose, reveal, or communicate to any business entity or other person such information or any trade secrets or other information that Executive may have obtained during the term of employment with the Bank concerning any matters affecting or relating to the business of the Bank, including without limitation any of its customers or borrowers (including lists thereof), sales prices (including price lists), costs, plans, technology, processes, policies, techniques, trade practices, finances, accounting methods, methods of operations, trade secrets, or other data considered by the Bank to be confidential information, for so long as such information is not publicly available other than in whole or in part through the efforts of Executive.
     b. Books and Records . Executive will, upon the termination of employment hereunder, surrender and deliver to the Bank all property of the Bank, including any and all customer or price lists, manuals, blueprints, operating plans, books, records, papers and similar items (including all copies thereof in his possession) that contain information regarding the business of the Bank.
     c. Covenant Not to Compete . Executive will not during employment under this Agreement or for a period of 2 years after termination, regardless of the reason for termination thereof, compete with the Bank without the Bank’s prior written consent. Executive will be deemed to be competing with the Bank if Executive is self-employed as, employed by, works for, becomes associated with (whether as partner, officer, director, 10% shareholder, consultant, Executive, agent, or otherwise), furnishes information to, or communicates with any of the Bank’s customers or borrowers on behalf of any business entity or other person that competes or that may reasonably be construed to compete with the Bank, including but not limited to any business entity that (i) itself or through an affiliated entity produces, markets, or sells products, renders services, or engages in business activities that are the same as, similar to, or otherwise competitive with those of, or under development or research by the Bank and (ii) produces, markets, or sells such products, renders such services, or engages in such activities in the Bank’s market area at that time (as that market area may change from time to time).
     Executive acknowledges that Executive is qualified for other comparable employment, including for entities that do not compete with the Bank. Accordingly, Executive represents and warrants that Executive’s experience and capabilities are such that this covenant will not prevent Executive from earning an adequate livelihood for Executive and Executive’s dependents if this covenant should be specifically enforced against Executive.
     d. Other Bank Employees . Executive will not during employment under this Agreement or for a period of 2 years after termination (for any reason) thereof induce or solicit, or attempt to induce or solicit, any other Bank employee to leave employment with the Bank without the Bank’s prior written consent.

     e. Remedies for Breach . Executive stipulates that the covenants contained herein are essential for the protection of the trade secrets, confidential business and technological information, customer relationships, and competitive position of the Bank; that a breach of any covenant contained herein would cause the Bank irreparable damage for which damages at law would not be an adequate remedy; and that, in addition to damages and other remedies to which the Bank would otherwise be entitled, it will be entitled to whatever injunctive relief is appropriate for any such breach. Executive also agrees that Executive will be responsible for attorney fees and other legal expenses incurred by the Bank or its successors or assigns to enforce any of the covenants in this paragraph 6 against Executive.
     f. Tolling Period . The term(s) of any covenant(s) in this paragraph 6 will not run during any time in that Executive is in violation of said covenant(s).
     g. Claims against the Bank Not a Defense . The existence of any claim(s) or cause(s) of action of Executive against the Bank will not constitute a defense to the enforcement by the Bank of any or all of the covenants contained in this paragraph 6.
     h. Survival of Covenants . The covenants in this paragraph 6 will survive the termination of this Agreement.
7. Miscellaneous
     a. Successors and Assigns . This Agreement will be binding upon and inure to the benefit of (i) the Bank and its successors and assigns and (ii) Executive and Executive’s heirs and personal representatives.
     b. Notices . All notices, requests, demands and other communications hereunder will be in writing and will be deemed to have been duly given if delivered via telecopy, overnight delivery, or prepaid certified or registered U.S. Mail, return receipt requested, to the following addresses or to such other address as either party may designate by like notice.
If to the Bank, to:
Terry M. Kramer
c/o DCB Financial Corp.
110 Riverbend Avenue
Lewis Center, Ohio 43035
If to Executive, to:
Jeffrey Benton
8140 Crossgate Court North
Dublin, Ohio 43017
and to such other additional person(s) or location(s) as either party will have designated to the other party in writing by like notices.

     c. Entire Agreement; Modification . This Agreement contains the entire agreement of the Parties about the subjects in it, and it replaces all prior contemporaneous oral or written agreements, understandings, statements, representations and promises by either party, including but not limited to the Employment Agreement entered into between them on January 1, 2005, of which the parties hereby agree this Agreement is a valid modification pursuant to paragraph 7(c) thereof. No supplement, modification, or amendment to this Agreement will be effective and binding unless the same is contained in a writing accepted and duly executed by the Parties.
     d. Paragraph Headings . The paragraph headings used in this Agreement are included solely for convenience and will not affect, or be used in connection with, the interpretation of this Agreement.
     e. Severability . The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof.
     f. Governing Law . This Agreement will, except to the extent that federal law will be deemed to apply, be governed by and construed and enforced in accordance with the law of Ohio.
     g. Arbitration of Disputes . All disputes under this Agreement, except for claims for injunctive relief, will be settled conclusively and without right of appeal therefrom by arbitration in Delaware County, Ohio, before a single arbitrator pursuant to the Rules of Commercial Arbitration of the American Arbitration Association (“AAA”). The arbitrator will be selected by the joint agreement of the Parties, but if they do not so agree within 10 calendar days after notice from either party to the other that it is instituting arbitration, they will request from the AAA a panel of 7 arbitrators from which the Parties will alternately strike names until a single arbitrator has been selected. The initial strike will be determined by the flip of a coin. Each Party will pay its own expenses of arbitration and the expenses of the arbitrator will be equally shared provided that, if in the opinion of the arbitrator any claim, defense, or argument raised in the arbitration was unreasonable, the arbitrator may assess all or part of the expenses of the other Party (including attorney fees) and of the arbitrator as the arbitrator deems appropriate. To the extent the Parties resort to judicial action arising under this Agreement for injunctive relief, to enforce the judgment of an arbitrator, or because an arbitrator deems issues not arbitrable, the Parties hereby expressly consent to the jurisdiction of, and agree that such an action will be instituted only in, the state and federal courts sitting in or for Delaware County, Ohio, waive any objection to venue therein, and consent to service of process in any such action by certified mail.

IN WITNESS WHEREOF, the Parties have entered this Agreement on the day and year first hereinabove written.

FOR THE BANK:

By:	/s/ Terry M.Kramer

	Terry M. Kramer Its: Chairman, Board of Directors	Date March 6, 2008

And:	/s/ Vicki Lewis

	Vicki Lewis Its: Chairman, Salary and Benefits Committee	Date March 6, 2008

FOR EXECUTIVE:

/s/	Jeffrey Benton

	Jeffrey Benton Title: President and Chief Executive Officer	Date March 6, 2008
The agreement also provides confidentiality obligations on the part of Mr. Benton and obligates him not to compete with us during employment and for a period of two years after termination of employment, regardless of the reason for termination.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

DCB FINANCIAL CORP.
March 6, 2008	By:	Date:/s/ John A. Ustaszewski
John A. Ustaszewski
Senior Vice-President and Chief Financial Officer